Registration No. 811-8087



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                          ----------------------------

                                    FORM N-1A

         REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940


                                 Amendment No. 2


                        (Check appropriate box or boxes)
                          ----------------------------

                          AMERICAN SKANDIA MASTER TRUST
               (Exact Name of Registrant as Specified in Charter)

                                  Ugland House
                                  P.O. Box 309
                               South Church Street
                            George Town, Grand Cayman
                               Cayman Islands, BWI
                       (Address of Offshore Administrator)

 Telephone Number of Offshore Administrator, including Area Code: (345) 949-6415

                                  Eric C. Freed
                                1 Corporate Drive
                         Shelton, Connecticut 06484-0883
                     (Name and Address of Agent for Service)

                          ----------------------------

                                  With copy to:

 Leonard B. Mackey, Jr., Esq.                           Robert K. Fulton, Esq.
       Rogers & Wells                                     Werner & Kennedy
       200 Park Avenue                                       1633 Broadway
   New York, New York 10166                            New York, New York 10019
       (212) 878-8000                                      (212) 408-6900



                                EXPLANATORY NOTE

              This Registration Statement has been filed by the Registrant pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the "1940 Act"). However, beneficial interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the "1933 Act"), since such interests will be issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may only be made by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in the Registrant.

                          AMERICAN SKANDIA MASTER TRUST

                                     PART A


                                  March 1, 1999


     RESPONSES TO ITEMS 1 THROUGH 3 AND ITEMS 5 AND 9 HAVE BEEN OMITTED PURSUANT TO PARAGRAPH 2(b) OF INSTRUCTION B OF THE GENERAL INSTRUCTIONS TO FORM N-1A.

American Skandia Master Trust (the "Master Trust") is part of a master-feeder structure (as described below). Part A of this Registration Statement should be read in conjunction with Post-Effective Amendment No. 5 of the Registration Statement of American Skandia Advisor Funds, Inc. (the "Feeder") (1940 Act file No. 811-8085), as filed with the Securities and Exchange Commission (the "Commission") on February 26, 1999, and as amended from time to time, (the "Feeder's Registration Statement"). Part A of the Feeder's Registration Statement (the "Feeder's Part A") includes the joint prospectus of the series of the Feeder (the "Feeder Funds") which invest in the Portfolios (as defined below) and those series of the Feeder which do not.

ITEM 4. INVESTMENT OBJECTIVES, PRINCIPAL
               INVESTMENT STRATEGIES AND RELATED RISKS.

        The Master Trust is an open-end, management investment company, organized on March 6, 1997 as a business trust under the laws of the State of Delaware. The Master Trust is a "series fund," which is a mutual fund divided into separate portfolios. By this offering document, the Master Trust is offering five diversified portfolios (each a "Portfolio," and together the "Portfolios"). From time to time, other series may be established and sold pursuant to other offering documents.

        American Skandia Investment Services, Incorporated ("ASISI") serves as the Master Trust's investment adviser. Currently, ASISI engages a sub-advisor ("Sub-Advisor") for the investment management of each Portfolio.



        Beneficial interests in the Master Trust are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Regulation D under the Securities Act of 1933, as amended (the "1933 Act"). Investments in the Master Trust may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.



                      INVESTMENT PROGRAMS OF THE PORTFOLIOS


         The investment objective, policies and limitations for each of the Portfolios are described below.

         While  certain  policies  apply  to  all  Portfolios,   generally  each
Portfolio has a different investment objective and investment focus. As a result, the risks, opportunities and returns of investing in each Portfolio will differ. Those investment policies specifically labeled as "fundamental" may not be changed without shareholder approval. However, the investment objective of each Portfolio generally is not a fundamental policy and may be changed by the Trustees of the Master Trust without shareholder approval. Similarly, most of the Portfolios' investment policies and limitations are not fundamental policies.

         There can be no assurance that the investment objective of any Portfolio will be achieved. Risks relating to certain types of securities and instruments in which the Portfolios may invest are described in this Prospectus under "Certain Risk Factors and Investment Methods."

         If approved by the Trustees of the Master Trust, the Master Trust may add more Portfolios and may cease to offer any existing Portfolio in the future.

ASMT T. Rowe Price International Equity PORTFOLIO:

Investment Objective: The investment objective of the Portfolio is to seek total return from long-term growth of capital and income principally through investments in common stocks of established, non-U.S. companies. Investments may be made solely for capital appreciation or solely for income or any combination of both for the purpose of achieving a higher overall return.

Principal Investment Policies and Risks:

         The Sub-advisor expects to invest substantially all of the Portfolio's assets (with a minimum of 65%) in established foreign companies. Geographic diversification will be wide, including both developed and developing countries, and there will normally be at least three different countries represented in the Portfolio. Stocks can be purchased without regard to a company's market capitalization, but the Sub-advisor's focus typically will be on large and, to a lesser extent, medium-sized companies. Investment in foreign companies may be made through American Depositary Receipts (ADRs) and the securities of foreign investment funds or trusts (including passive foreign investment companies).

         The Portfolio will invest in stocks that have the potential for growth of capital or income or both. Stocks are selected by blending a "bottom-up" approach (an approach based on the Sub-advisor's fundamental research on particular companies), with an awareness of a country's economic status and outlook. However, selecting particular stocks is the focal point of decision-making. The Sub-advisor weighs a company's prospects for achieving and sustaining above-average long-term earnings growth and also looks at valuation factors, such as price/earnings and price/cash flow ratios. Valuation factors often influence the Sub-advisor's allocations among large-, mid-, and small-cap companies.

         As with all stock funds, the Portfolio's (and Fund's) share price can fall because of weakness in one or more securities markets, particular industries or specific holdings. As a stock fund investing primarily in foreign securities, the Portfolio may be subject to greater risk of loss and price fluctuation than domestic funds. The risks of foreign investing, which are described in more detail below under "Certain Risk Factors and Investment
Methods," include varying stages of economic and political development of foreign countries, differing regulatory and accounting standards in non-U.S. markets, higher transaction costs, and the risks of currency fluctuations. While the Portfolio may engage in forward foreign currency exchange contracts and futures and options on foreign currencies, the Portfolio does not engage in extensive currency hedging under normal conditions. To the extent that the Portfolio has investments in developing countries, the risks of foreign investing will be accentuated.

Other Investments:

         In addition to common stocks, the Portfolio may also purchase a variety of other equity-related securities, such as preferred stocks, warrants and convertible securities, as well as investment grade corporate and governmental debt securities, when considered consistent with the Portfolio's investment objectives and program. The Portfolio may enter into stock index or currency futures contracts (or options thereon) for hedging purposes or to provide an efficient means of managing the Portfolio's exposure to the foreign equity markets. The Portfolio may write covered call options and purchase put and call options on foreign currencies, securities, and stock indices. As part of its investment program and to maintain greater flexibility, the Portfolio may invest up to 10% of its total assets in hybrid instruments, which combine the characteristics of futures, options and securities. For additional information about these investments and their risks, see this Prospectus under "Certain Risk Factors and Investment Methods" and Part B of the Feeder Fund Registration Statement under "Investment Programs of the Funds."

         Temporary Investments. Under exceptional economic or market conditions abroad, the Portfolio may temporarily invest all or a major portion of its assets in U.S. government obligations or debt obligations of U.S. companies. While the Portfolio is in a defensive position, the opportunity to achieve its investment objective will be limited. The Portfolio's cash reserves may be invested in high-quality domestic and foreign money market instruments. In addition to enabling the Portfolio to take defensive positions, cash reserves also provide flexibility in meeting redemptions and paying expenses.

ASMT JANUS CAPITAL GROWTH PORTFOLIO:

     Investment Objective: The investment objective of the Portfolio is to seek growth of capital.

Principal Investment Policies and Risks:

         The Portfolio will pursue its objective by investing primarily in common stocks. Common stock investments will be in companies that the Sub-advisor believes are experiencing favorable demand for their products and services, and which operate in a favorable competitive and regulatory environment. The Sub-advisor generally takes a "bottom up" approach to choosing investments for the Portfolio. In other words, the Sub-advisor seeks to identify individual companies with earnings growth potential that may not be recognized by the market at large. Current income is not a significant factor in choosing investments.

         Because the Portfolio invests a substantial portion (or all) of its assets in stocks, the Portfolio is subject to the risks associated with stock investments, and the Portfolio's (and Fund's) share price therefore may fluctuate substantially. This is true despite the Portfolio's focus on the stocks of larger more-established companies. The Portfolio's share price will be affected by changes in the stock markets generally, and factors specific to a company or an industry will affect the prices of particular stocks held by the Portfolio (for example, poor earnings, loss of major customers, major litigation against an issuer, or changes in government regulations affecting an industry). Because of the types of securities in which the Portfolio invests, the Portfolio is designed for those who are investing for the long term.

         The Portfolio generally intends to purchase securities for long-term investment rather than short-term gains. However, short-term transactions may occur as the result of liquidity needs, securities having reached a desired price or yield, anticipated changes in interest rates or the credit standing of an issuer, or by reason of economic or other developments not foreseen at the time the investment was made.

         Special Situations. The Portfolio may invest in "special situations" from time to time. A "special situation" arises when, in the opinion of the Sub-advisor, the securities of a particular company will be recognized and appreciate in value due to a specific development, such as a technological breakthrough, management change or new product at that company. Investment in "special situations" carries an additional risk of loss in the event that the anticipated development does not occur or does not attract the expected attention.

Other Investments.

         Although the Sub-advisor expects to invest primarily in equity securities, the Portfolio may also invest to a lesser degree in preferred stocks, convertible securities, warrants, and debt securities when the Portfolio perceives an opportunity for capital growth from such securities. The Portfolio is subject to the following percentage limitations on investing in certain types of debt securities:

   -- 35% of its assets in lower-rated fixed income securities ("junk" bonds). -- 25% of its assets in mortgage- and asset-backed securities.
   -- 10% of its assets in zero coupon, pay-in-kind and step coupon securities (securities that do not, or may not under certain circumstances, make regular interest payments).

In addition, the Portfolio may invest in the following types of securities and engage in the following investment techniques:

         Foreign Securities. The Portfolio may also purchase securities of foreign issuers, including foreign equity and debt securities and depositary receipts. Foreign securities are selected primarily on a stock-by-stock basis without regard to any defined allocation among countries or geographic regions. No more than 25% of the Portfolio's assets may be invested in foreign securities denominated in foreign currencies and not publicly traded in the United States.

         Futures, Options and Other Derivative Instruments. The Portfolio may enter into futures contracts on securities, financial indices and foreign currencies and options on such contracts and may invest in options on securities, financial indices and foreign currencies, forward contracts and interest rate swaps and swap-related products (collectively "derivative
instruments").   The  Portfolio  intends  to  use  most  derivative  instruments primarily to hedge the value of its portfolio against potential adverse movements in securities prices, foreign currency markets or interest rates. To a limited extent, the Portfolio may also use derivative instruments for non-hedging purposes such as seeking to increase income. The Portfolio may also use a variety of currency hedging techniques, including forward foreign currency exchange contracts, to manage exchange rate risk with respect to investments exposed to foreign currency fluctuations.

         For more information on the types of securities other than common stocks in which the Portfolio may invest, see this Prospectus under "Certain Risk Factors and Investment Methods."

         Temporary Investments. The Sub-advisor may increase the Portfolio's cash position without limitation when the Sub-advisor is of the opinion that appropriate investment opportunities for capital growth with desirable risk/reward characteristics are unavailable. Cash and similar investments (whether made for defensive purposes or to receive a return on idle cash) will include high-grade commercial paper, certificates of deposit, repurchase agreements and money market funds managed by the Sub-advisor. While the Portfolio is in a defensive position, the opportunity for the Portfolio to achieve its investment objective of capital growth will be limited.

ASAF INVESCO Equity Income Portfolio:

     Investment Objective: The investment objective of the Portfolio is to seek high current income while following sound investment practices. Capital growth potential is an additional, but secondary, consideration.

Principal Investment Policies and Risks:

         The Portfolio seeks to achieve its objective by investing in securities that will provide a relatively high yield and stable return and that, over a period of years, may also provide capital appreciation. The Portfolio normally will invest at least 65% of its assets in dividend-paying common stocks of domestic and foreign issuers. Up to 10% of the Portfolio's assets may be invested in equity securities that do not pay regular dividends. In addition, the Portfolio normally will have some portion of its assets invested in debt securities, convertible bonds, or preferred stocks. The Portfolio may invest up to 25% of its total assets in foreign securities, including securities of issuers in countries considered to be developing. These foreign investments may serve to increase the overall risks of the Portfolio.

         The Portfolio's investments in common stocks may, of course, decline in value, which will result in declines in the Portfolio's share price. Such declines could be substantial. To minimize the risk this presents, the Sub-advisor only invests the Portfolio's assets in marketable common stocks and equity securities; and will not invest more than 5% of the Portfolio's assets in the securities of any one company or more than 25% of the Portfolio's assets in any one industry. In light of the Portfolio's focus on income producing stocks, its risk and share price fluctuation (and potential for gain) may be less than many other stock funds.

         Debt Securities. The Portfolio's investments in debt securities will generally be subject to both credit risk and market risk. Credit risk relates to the ability of the issuer to meet interest or principal payments, or both, as they come due. Market risk relates to the fact that the market values of debt securities in which the Portfolio invests generally will be affected by changes in the level of interest rates. An increase in interest rates will tend to reduce the market values of debt securities, whereas a decline in interest rates will tend to increase their values. Although the Sub-advisor will limit the Portfolio's debt security investments to securities it believes are not highly speculative, both kinds of risk are increased by investing in debt securities rated below the top four grades by Standard & Poor's Corporation or Moody's Investors Services, Inc., or equivalent unrated debt securities ("junk bonds").

         In order to minimize its risk in investing in debt securities, the Portfolio will invest no more than 15% of its assets in junk bonds, and in no event will the Portfolio ever invest in a debt security rated below Caa by Moody's or CCC by Standard & Poor's. While the Sub-advisor will monitor all of the debt securities in the Portfolio for the issuers' ability to make required principal and interest payments and other quality factors, the Sub-advisor may retain in the Portfolio a debt security whose rating is changed to one below the minimum rating required for purchase of such a security. For a discussion of the special risks involved in lower-rated bonds, see this Prospectus under "Certain Risk Factors and Investment Methods."

Temporary Investments:

         In periods of uncertain market and economic conditions, the Portfolio may assume a defensive position with up to 100% of its assets temporarily invested in high quality corporate bonds or notes or government securities, or held in cash. While the Portfolio is in a defensive position, the opportunity for the Portfolio to achieve its investment objective may be limited.

ASMT TOTAL RETURN BOND PORTFOLIO:

     Investment Objective: The investment objective of the Portfolio is to seek to maximize total return, consistent with preservation of capital and prudent investment management.

Principal Investment Policies and Risks:

     The Portfolio will invest at least 65% of the assets of which will be invested in the following types of fixed income securities;

     o securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities;

     o    corporate  debt  securities,   including  convertible  securities  and
          commercial paper;

     o    mortgage and other asset-backed securities;

     o structured notes, including hybrid or "indexed" securities, and loan participations;

     o    delayed funding loans and revolving credit securities;

     o bank certificates of deposit, fixed time deposits and bankers' acceptances;

     o    repurchase agreements and reverse repurchase agreements;

     o obligations of foreign governments or their subdivisions, agencies and instrumentalities; and

     o    obligations of international agencies or supranational entities.

         Portfolio  holdings  will be  concentrated  in areas of the bond market
(based on quality, sector, interest rate or maturity) that the Sub-advisor believes to be relatively undervalued. In selecting fixed income securities, the Sub-advisor uses economic forecasting, interest rate anticipation, credit and call risk analysis, foreign currency exchange rate forecasting, and other securities selection techniques. The proportion of the Portfolio's assets committed to investment in securities with particular characteristics (such as maturity, type and coupon rate) will vary based on the Sub-advisor's outlook for the U.S. and foreign economies, the financial markets, and other factors. The management of duration (a measure of a fixed income security's expected life that incorporates its yield, coupon interest payments, final maturity and call features into one measure) is one of the fundamental tools used by the Sub-advisor.

         The Portfolio will invest in fixed-income securities of varying maturities. The average portfolio duration of the Portfolio generally will vary within a three- to six-year time frame based on the Sub-advisor's forecast for interest rates. The Portfolio may invest up to 10% of its assets in fixed income securities that are rated below investment grade ("junk bonds") but are rated B or higher by Moody's Investors Services, Inc. ("Moody's") or Standard & Poor's Corporation ("S&P") (or, if unrated, determined by the Sub-advisor to be of comparable quality).

         Generally, over the long term, the return obtained by a portfolio investing primarily in fixed income securities such as the Portfolio is not expected to be as great as that obtained by a portfolio investing in equity securities. At the same time, the risk and price fluctuation of a fixed income portfolio is expected to be less than that of an equity portfolio, so that a fixed income portfolio is generally considered to be a more conservative investment. However, the Portfolio can and routinely does invest in certain complex fixed income securities (including various types of mortgage-backed and asset-backed securities) and engage in a number of investment practices (including futures, swaps and dollar rolls) as described below, that many other fixed income funds do not utilize. These investments and practices are designed to increase the Portfolio's return or hedge its investments, but may increase the risk to which the Portfolio is subject.

         Like other fixed income funds, the Portfolio is subject to market risk. Bond values fluctuate based on changes in interest rates, market conditions, investor confidence and announcements of economic, political or financial information. Generally, the value of fixed income securities will change inversely with changes in market interest rates. As interest rates rise, market value tends to decrease. This risk will be greater for long-term securities than for short-term securities. Certain mortgage-backed and asset-backed securities and derivative instruments in which the Portfolio may invest may be particularly sensitive to changes in interest rates. The Portfolio is also subject to credit risk, which is the possibility that an issuer of a security (or a counterparty to a derivative contract) will default or become unable to meet its obligation. Generally, the lower the rating of a security, the higher its degree of credit risk.

         The following paragraphs describe some specific types of fixed-income investments that the Portfolio may invest in, and some of the investment practices that the Portfolio will engage in. More information about some of these investments, including futures, options and mortgage-backed and asset-backed securities, and discussed in more detail below under "Certain Risk Factors and Investment Methods."

         U.S. Government Securities. The Portfolio may invest in various types of U.S. Government securities, including those that are supported by the full faith and credit of the United States; those that are supported by the right of the issuing agency to borrow from the U.S. Treasury; those that are supported by the discretionary authority of the U.S. Government to purchase the agency's obligations; and still others that are supported only by the credit of the instrumentality.

         Corporate Debt Securities. Corporate debt securities include corporate bonds, debentures, notes and other similar instruments, including convertible securities and preferred stock. Debt securities may be acquired with warrants attached. The rate of return or return of principal on some debt obligations may be linked or indexed to exchange rates between the U.S. dollar and a foreign currency or currencies.

         While the Sub-advisor may regard some countries or companies as favorable investments, pure fixed income opportunities may be unattractive or limited due to insufficient supply or legal or technical restrictions. In such cases, the Portfolio may consider equity securities or convertible bonds to gain exposure to such investments.

         Variable and Floating Rate Securities. Variable and floating rate securities provide for a periodic adjustment in the interest rate paid on the obligations. The interest rates on these securities are tied to other interest rates, such as money-market indices or Treasury bill rates, and reset periodically. While these securities provide the Portfolio with a certain degree of protection against losses caused by rising interest rates, they will cause the Portfolio's interest income to decline if market interest rates decline.

         Inflation-Indexed Bonds. Inflation-indexed bonds are fixed income securities whose principal value is periodically adjusted according to the rate of inflation. The interest rate on these bonds is fixed at issuance, and is generally lower than the interest rate on typical bonds. Over the life of the bond, however, this interest will be paid based on a principal value that has been adjusted for inflation. Repayment of the adjusted principal upon maturity may be guaranteed, but the market value of the bonds is not guaranteed, and will fluctuate. The Portfolio may invest in inflation-indexed bonds that do not provide a repayment guarantee. While these securities are expected to be protected from long-term inflationary trends, short-term increases in inflation may lead to losses.

         Catastrophe Bonds. Catastrophe bonds are fixed income securities for which the return of principal and payment of interest is contingent upon the non-occurrence of a specific "trigger" event. The trigger event may be, for example, a hurricane or an earthquake in a specific geographic region that causes losses exceeding a specific amount. If the trigger event occurs, the Portfolio may lose all or a portion of the amount it invested in the bond.
Catastrophe bonds may also expose the Portfolio to certain other risks, including default, adverse regulatory interpretation, and adverse tax consequences.

         Mortgage-Backed and Other Asset-Backed Securities. The Portfolio may invest all of its assets in mortgage-backed and other asset-backed securities, including collateralized mortgage obligations. The value of some mortgage-backed and asset-backed securities in which the Portfolio invests may be particularly sensitive to changes in market interest rates.

         Reverse Repurchase Agreements and Dollar Rolls. In addition to entering into reverse repurchase agreements (as described below under "Certain Risk
Factors and Investment Methods"), the Portfolio may also enter into dollar rolls. In a dollar roll, the Portfolio sells mortgage-backed or other securities for delivery in the current month and simultaneously contracts to purchase substantially similar securities on a specified future date. The Portfolio forgoes principal and interest paid on the securities sold in a dollar roll, but the Portfolio is compensated by the difference between the sales price and the lower price for the future purchase, as well as by any interest earned on the proceeds of the securities sold. The Portfolio also could be compensated through the receipt of fee income. Reverse repurchase agreements and dollar rolls can be viewed as collateralized borrowings and, like any borrowings, will tend to exaggerate fluctuations in Portfolio's share price and may cause the Portfolio to need to sell portfolio securities at times when it would otherwise not wish to do so.

         Foreign Securities. The Portfolio may invest up to 20% of its assets in securities denominated in foreign currencies and may invest beyond this limit in U.S. dollar-denominated securities of foreign issuers. The Portfolio may invest up to 10% of its assets in securities of issuers based in developing countries (as determined by the Sub-advisor). The Portfolio may buy and sell foreign currency futures contracts and options on foreign currencies and foreign currency futures contracts, and enter into forward foreign currency exchange contracts for the purpose of hedging currency exchange risks arising from the Portfolio's investment or anticipated investment in securities denominated in foreign currencies.

         Derivative Instruments. The Portfolio may purchase and write call and put options on securities, securities indices and on foreign currencies. The Portfolio may invest in interest rate futures contracts, stock index futures contracts and foreign currency futures contracts and options thereon that are traded on U.S. or foreign exchanges or boards of trade. The Portfolio may also enter into swap agreements with respect to foreign currencies, interest rates and securities indices. The Portfolio may use these techniques to hedge against changes in interest rates, currency exchange rates or securities prices or as part of its overall investment strategy.

         For a discussion of futures and options and their risks, see this Prospectus under "Certain Risk Factors and Investment Methods." The Portfolio's investments in swap agreements are described directly below.

         Swap Agreements. The Portfolio may enter into interest rate, index and currency exchange rate swap agreements for the purposes of attempting to obtain a desired return at a lower cost than if the Portfolio had invested directly in an instrument that yielded the desired return. Swap agreements are two-party contracts entered into primarily by institutional investors for periods ranging from a few weeks to more than one year. In a standard "swap" transaction, the two parties agree to exchange the returns (or differentials in rates of return) earned or realized on particular investments or instruments. The returns to be exchanged between the parties are calculated with respect to a "notional amount," i.e., a specified dollar amount that is hypothetically invested at a particular interest rate, in a particular foreign currency, or in a "basket" of securities representing a particular index. Commonly used swap agreements include interest rate caps, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates exceed a specified rate or "cap"; interest floors, under which, in return for a premium, one party agrees to make payments to the other to the extent that interest rates fall below a specified level or "floor"; and interest rate collars, under which a party sells a cap and purchases a floor or vice versa in an attempt to protect itself against interest rate movements exceeding given minimum or maximum levels.

         Under most swap agreements entered into by the Portfolio, the parties' obligations are determined on a "net basis." Consequently, the Portfolio's obligations (or rights) under a swap agreement will generally be equal only to a net amount based on the relative values of the positions held by each party.

         Whether the Portfolio's use of swap agreements will be successful will depend on the sub-advisor's ability to predict that certain types of investments are likely to produce greater returns than other investments. Moreover, the Portfolio may not receive the expected amount under a swap agreement if the other party to the agreement defaults or becomes bankrupt. The swaps market is relatively new and is largely unregulated.

ASMT JPM MONEY MARKET PORTFOLIO:

     Investment Objective: The investment objective of the Portfolio is to seek high current income and maintain high levels of liquidity.

Principal Investment Policies and Risks:

         As a money market fund, the Portfolio seeks to maintain a stable net asset value of $1.00 per share. In other words, the Portfolio attempts to operate so that shareholders do not lose any of the principal amount they invest in the Portfolio. Of course, there can be no assurance that the Portfolio will achieve its goal of a stable net asset value, and shares of the Portfolio are neither insured nor guaranteed by the U.S. government or any other entity. For instance, the issuer or guarantor of a portfolio security or the other party to a contract could default on its obligation, and this could cause the Portfolio's net asset value to fall below $1. In addition, the income earned by the Portfolio will fluctuate based on market conditions and other factors.

         Under the regulatory requirements applicable to money market funds, the Portfolio must maintain a weighted average portfolio maturity of not more than 90 days and invest in high quality U.S. dollar-denominated securities that have effective maturities of not more than 397 days. In addition, the Portfolio will limit its investments to those securities that, in accordance with guidelines adopted by the Trustees of the Master Trust, present minimal credit risks. The Portfolio will not purchase any security (other than a United States Government security) unless:

o if rated by only one nationally recognized statistical rating organization (such as Moody's and Standard & Poor's), such organization has rated it with the highest rating assigned to short-term debt securities;
o if rated by more than one nationally recognized statistical rating organization, at least two rating organizations have rated it with the highest rating assigned to short-term debt securities; or
o it is not rated, but is determined to be of comparable quality in accordance with procedures noted above.

These standards must be satisfied at the time an investment is made. If the quality of the investment later declines, the Portfolio may continue to hold the investment, subject in certain circumstances to a finding by the Trustees that disposing of the investment would not be in the Portfolio's best interest.

         Subject to the above requirements, the Portfolio will invest in one or more of the types of investments described below.

         United States Government Obligations. The Portfolio may invest in obligations of the U.S. Government and its agencies and instrumentalities either directly or through repurchase agreements. U.S. Government obligations include:
(i) direct obligations issued by the United States Treasury such as Treasury bills, notes and bonds; and (ii) instruments issued or guaranteed by government-sponsored agencies acting under authority of Congress. Some U.S. Government Obligations are supported by the full faith and credit of the U.S. Treasury; others are supported by the right of the issuer to borrow from the Treasury; others are supported by the discretionary authority of the U.S. Government to purchase the agency's obligations; still others are supported only by the credit of the agency. There is no assurance that the U.S. Government will provide financial support to one of its agencies if it is not obligated to do so by law.

         Bank Obligations. The Portfolio may invest in high quality United States dollar-denominated negotiable certificates of deposit, time deposits and bankers' acceptances of U.S. and foreign banks, savings and loan associations and savings banks meeting certain total asset minimums. The Portfolio may also invest in obligations of international banking institutions designated or supported by national governments to promote economic reconstruction, development or trade between nations (e.g., the European Investment Bank, the Inter-American Development Bank, or the World Bank). These obligations may be supported by commitments of their member countries, and there is no assurance these commitments will be undertaken or met.

         Commercial Paper; Bonds. The Portfolio may invest in high quality commercial paper and corporate bonds issued by United States corporations. The Portfolio may also invest in bonds and commercial paper of foreign issuers if the obligation is United States dollar-denominated and is not subject to foreign withholding tax.

     Asset-Backed   Securities.   As  may  be  permitted  by  current  laws  and
regulations, the Portfolio may invest in asset-backed securities up to 10% of its net assets.

         Synthetic  Instruments.  As  may  be  permitted  by  current  laws  and regulations and if expressly permitted by the Trustees of the Trust, the Portfolio may invest in certain synthetic instruments. Such instruments generally involve the deposit of asset-backed securities in a trust arrangement and the issuance of certificates evidencing interests in the trust. The Sub-advisor will review the structure of synthetic instruments to identify credit and liquidity risks and will monitor such risks.

     Foreign Securities. Foreign investments must be denominated in U.S. dollars and may be made directly in securities of foreign issuers or in the form of American Depositary Receipts and European Depositary Receipts.

         For more information on certain of these investments, see this Prospectus under "Certain Risk Factors and Investment Methods."

                               PORTFOLIO TURNOVER

                  Each Portfolio may sell its portfolio securities, regardless of the length of time that they have been held, if the Sub-advisor and/or the Investment Manager determines that it would be in the Portfolio's best interest to do so. It may be appropriate to buy or sell portfolio securities due to economic, market, or other factors that are not within the Sub-advisor's or Investment Manager's control. Such transactions will increase a "portfolio turnover." A 100% portfolio turnover rate would occur if all of the securities in a portfolio of investments were replaced during a given period.

                  Although turnover rates may vary substantially from year to year, it is anticipated that the following Portfolios may have annual rates of turnover exceeding 100%.

         ASMT Janus Capital Growth Portfolio
         ASMT PIMCO Total Return Bond Portfolio

         A high rate of portfolio turnover involves correspondingly higher brokerage commission expenses and other transaction costs, which are borne by a Portfolio and will reduce its performance. High portfolio turnover rates may also generate larger taxable income and taxable capital gains which may increase investor tax liability.

                   CERTAIN RISK FACTORS AND INVESTMENT METHODS

         The following is a description of certain securities and investment methods that the Portfolios may invest in or use, and certain of the risks associated with such securities and investment methods. The primary investment focus of each Portfolio is described above under "Investment Programs of the Portfolios," and an investor should refer to that section to obtain information about each Portfolio. In general, whether a particular Portfolio may invest in a specific type of security or use an investment method is described above or in Part B of the Feeder Fund Registration Statement under "Investment Programs of the Portfolios." As noted below, however, certain risk factors and investment methods apply to all or most of the Portfolios.

DERIVATIVE INSTRUMENTS:

         To the extent permitted by the investment objectives and policies of a Portfolio, a Portfolio may invest in securities and other instruments that are commonly referred to as "derivatives." For instance, a Portfolio may purchase and write (sell) call and put options on securities, securities indices and foreign currencies, enter into futures contracts and use options on futures contracts, and enter into swap agreements with respect to foreign currencies, interest rates, and securities indices. In general, derivative instruments are securities or other instruments whose value is derived from or related to the value of some other instrument or asset.

         There are many types of derivatives and many different ways to use them. Some derivatives and derivative strategies involve very little risk, while others can be extremely risky and can lead to losses in excess of the amount invested in the derivative. A Portfolio may use derivatives to hedge against changes in interest rates, foreign currency exchange rates or securities prices, to generate income, as a low cost method of gaining exposure to a particular securities market without investing directly in those securities, or for other reasons.

         The use of these strategies involves certain special risks, including the risk that the price movements of derivative instruments will not correspond exactly with those of the investments from which they are derived. Strategies involving derivative instruments that are intended to reduce the risk of loss can also reduce the opportunity for gain. Furthermore, regulatory requirements for a Portfolio to set aside assets to meet its obligations with respect to derivatives may result in a Portfolio being unable to purchase or sell securities when it would otherwise be favorable to do so, or in a Portfolio needing to sell securities at a disadvantageous time. A Portfolio may also be unable to close out its derivatives positions when desired. Certain derivative instruments and some of their risks are described in more detail below.

         Options. Most of the Portfolios (except for the ASMT INVESCO Equity Income Portfolio and ASMT JPM Money Market Portfolio) may engage in at least some types of options transactions. The purchaser of an option on a security or currency obtains the right to purchase (in the case of a call option) or sell (in the case of a put option) the security or currency at a specified price within a limited period of time. Upon exercise by the purchaser, the writer (seller) of the option has the obligation to buy or sell the underlying security at the exercise price. An option on a securities index is similar to an option on an individual security, except that the value of the option depends on the value of the securities comprising the index, and all settlements are made in cash.

         A Portfolio will pay a premium to the party writing the option when it purchases an option. In order for a call option purchased by a Portfolio to be profitable, the market price of the underlying security must rise sufficiently above the exercise price to cover the premium and other transaction costs. Similarly, in order for a put option to be profitable, the market price of the underlying security must decline sufficiently below the exercise price to cover the premium and other transaction costs.

         Generally, the Portfolios will write call options only if they are covered (i.e., the Portfolio owns the security subject to the option or has the right to acquire it without additional cost). By writing a call option, a Portfolio assumes the risk that it may be required to deliver a security for a price lower than its market value at the time the option is exercised. Effectively, a Portfolio that writes a covered call option gives up the opportunity for gain above the exercise price should the market price of the underlying security increase, but retains the risk of loss should the price of the underlying security decline. A Portfolio will write call options in order to obtain a return from the premiums received and will retain the premiums whether or not the options are exercised, which will help offset a decline in the market value of the underlying securities. A Portfolio that writes a put option likewise receives a premium, but assumes the risk that it may be required to purchase the underlying security at a price in excess of its current market value.

         A Portfolio may sell an option that it has previously purchased prior to the purchase or sale of the underlying security. Any such sale would result in a gain or loss depending on whether the amount received on the sale is more or less than the premium and other transaction costs paid on the option. A Portfolio may terminate an option it has written by entering into a closing purchase transaction in which it purchases an option of the same series as the option written.

         Futures Contracts and Related Options. Each Portfolio (except the ASMT INVESCO Equity Income Portfolio and the ASMT JPM Money Market Portfolio) may enter into financial futures contracts and related options. The seller of a futures contract agrees to sell the securities or currency called for in the contract and the buyer agrees to buy the securities or currency at a specified price at a specified future time. Financial futures contracts may relate to securities indices, interest rates or foreign currencies. Futures contracts are usually settled through net cash payments rather than through actual delivery of the securities underlying the contract. For instance, in a stock index futures contract, the two parties agree to take or make delivery of an amount of cash equal to a specified dollar amount times the difference between the stock index value when the contract expires and the price specified in the contract. A Portfolio may use futures contracts to hedge against movements in securities prices, interest rates or currency exchange rates, or as an efficient way to gain exposure to these markets.

         An option on a futures contract gives the purchaser the right, in return for the premium paid, to assume a position in the contract at the exercise price at any time during the life of the option. The writer of the option is required upon exercise to assume the opposite position.

         Pursuant to regulations of the Commodity Futures Trading Commission ("CFTC"), no Portfolio will:

         (i) purchase or sell futures or options on futures contracts or stock indices for purposes other than bona fide hedging transactions (as defined by the CFTC) if as a result the sum of the initial margin deposits and premiums required to establish positions in futures contracts and related options that do not fall within the definition of bona fide hedging transactions would exceed 5% of the fair market value of each Portfolio's net assets; and

         (ii) enter into any futures contracts if the aggregate amount of that Portfolio's commitments under outstanding futures contracts positions would exceed the market value of its total assets.

         Risks of Options and Futures Contracts. Options and futures contracts can be highly volatile and their use can reduce a Portfolio's performance. Successful use of these strategies requires the ability to predict future movements in securities prices, interest rates, currency exchange rates, and other economic factors. If a Sub-advisor seeks to protect a Portfolio against potential adverse movements in the relevant financial markets using these instruments, and such markets do not move in the predicted direction, the Portfolio could be left in a less favorable position than if such strategies had not been used. A Portfolio's potential losses from the use of futures extends beyond its initial investment in such contracts.

         Among the other  risks  inherent  in the use of options and futures are
(a) the risk of imperfect correlation between the price of options and futures and the prices of the securities or currencies to which they relate, (b) the fact that skills needed to use these strategies are different from those needed to select portfolio securities and (c) the possible need to defer closing out certain positions to avoid adverse tax consequences. With respect to options on stock indices and stock index futures, the risk of imperfect correlation increases the more the holdings of the Portfolio differ from the composition of the relevant index. These instruments may not have a liquid secondary market. Option positions established in the over-the-counter market may be particularly illiquid and may also involve the risk that the other party to the transaction fails to meet its obligations.

FOREIGN SECURITIES:

         Investments in securities of foreign issuers may involve risks that are not present with domestic investments. While investments in foreign securities can reduce risk by providing further diversification, such investments involve "sovereign risks" in addition to the credit and market risks to which securities generally are subject. Sovereign risks includes local political or economic developments, potential nationalization, withholding taxes on dividend or interest payments, and currency blockage (which would prevent cash from being brought back to the United States). Compared to United States issuers, there is generally less publicly available information about foreign issuers and there may be less governmental regulation and supervision of foreign stock exchanges, brokers and listed companies. Foreign issuers are not generally subject to uniform accounting, auditing and financial reporting standards, practices and requirements comparable to those applicable to domestic issuers. In some countries, there may also be the possibility of expropriation or confiscatory taxation, difficulty in enforcing contractual and other obligations, political or social instability or revolution, or diplomatic developments that could affect investments in those countries.

         Securities of some foreign issuers are less liquid and their prices are more volatile than securities of comparable domestic issuers. Further, it may be more difficult for the Master Trust's agents to keep currently informed about corporate actions and decisions that may affect the price of portfolio securities. Brokerage commissions on foreign securities exchanges, which may be fixed, may be higher than in the United States. Settlement of transactions in some foreign markets may be less frequent or less reliable than in the United States, which could affect the liquidity of investments.

         American Depositary Receipts ("ADRs"), European Depositary Receipts ("EDRs"), Global Depositary Receipts ("GDRs"), and International Depositary Receipts ("IDRs"). ADRs are U.S. dollar-denominated receipts generally issued by a domestic bank evidencing its ownership of a security of a foreign issuer. ADRs generally are publicly traded in the United States. ADRs are subject to many of the same risks as direct investments in foreign securities, although ownership of ADRs may reduce or eliminate certain risks associated with holding assets in foreign countries, such as the risk of expropriation. EDRs, GDRs and IDRs are receipts similar to ADRs that typically trade in countries other than the United States.

         Depositary receipts may be issued as sponsored or unsponsored programs. In sponsored programs, the issuer makes arrangements to have its securities traded as depositary receipts. In unsponsored programs, the issuer may not be directly involved in the program. Although regulatory requirements with respect to sponsored and unsponsored programs are generally similar, the issuers of unsponsored depositary receipts are not obligated to disclose material information in the United States and, therefore, the import of such information may not be reflected in the market value of such securities.

         Developing Countries. Although none of the Portfolios invest primarily in securities of issuers in developing countries, many of the Portfolios may invest in these securities to some degree. Many of the risks described above with respect to investing in foreign issuers are accentuated when the issuers are located in developing countries. Developing countries may be politically and/or economically unstable, and the securities markets in those countries may be less liquid or subject to inadequate government regulation and supervision. Securities of issuers in developing countries may be more volatile and, in the case of debt securities, more uncertain as to payment of interest and principal. Investments in developing countries may include securities created through the Brady Plan, under which certain heavily-indebted countries have restructured their bank debt into bonds.

         Currency Fluctuations. Investments in foreign securities may be denominated in foreign currencies. The value of a Portfolio's investments denominated in foreign currencies may be affected, favorably or unfavorably, by exchange rates and exchange control regulations. A Portfolio's share price and the amounts it distributes to shareholders in dividends may, therefore, also be affected by changes in currency exchange rates. Foreign currency exchange rates generally are determined by the forces of supply and demand in foreign exchange markets, including perceptions of the relative merits of investment in different countries, actual or perceived changes in interest rates or other complex factors. Currency exchange rates also can be affected unpredictably by the intervention or the failure to intervene by U.S. or foreign governments or central banks, or by currency controls or political developments in the U.S. or abroad. In addition, a Portfolio may incur costs in connection with conversions between various currencies.

         While the introduction of a single currency, the euro, on January 1, 1999 for participating nations in the European Economic and Monetary Union generally occurred without significant market or operational disruption, the euro still presents certain political and economic uncertainties. These uncertainties may include political reaction against the euro in participating nations and operational difficulties as the result of the fact the some securities still pay dividends and interest in the old currencies. These uncertainties could cause market disruptions, and could adversely affect the value of securities held by the Portfolios.

         Foreign Currency Transactions. A Portfolio that invests in securities denominated in foreign currencies will need to engage in foreign currency exchange transactions. Such transactions may occur on a "spot" basis at the exchange rate prevailing at the time of the transaction. Alternatively, a Portfolio may enter into forward foreign currency exchange contracts. A forward contract involves an obligation to purchase or sell a specified currency at a specified future date at a price set at the time of the contract. A Portfolio may enter into a forward contract when it wishes to "lock in" the U.S. dollar price of a security it expects to or is obligated to purchase or sell in the future. This practice may be referred to as "transaction hedging." In addition, when a Portfolio's Sub-advisor believes that the currency of a particular country may suffer or enjoy a significant movement compared to another currency, the Portfolio may enter into a forward contract to sell or buy the first foreign currency (or a currency that acts as a proxy for such currency). This practice may be referred to as "portfolio hedging." In any event, the precise matching of the forward contract amounts and the value of the securities involved generally will not be possible. No Portfolio will enter into a forward contract if it would be obligated to sell an amount of foreign currency in excess of the value of the Portfolio's securities or other assets denominated in that currency, or will sell an amount of proxy currency in excess of the value of securities denominated in the related currency. The effect of entering into a forward contract on a Portfolio share price will be similar to selling securities denominated in one currency and purchasing securities denominated in another. Although a forward contract may reduce a Portfolio's losses on securities denominated in foreign currency, it may also reduce the potential for gain on the securities if the currency's value moves in a direction not anticipated by the Sub-advisor.

COMMON AND PREFERRED STOCKS:

         Stocks represent shares of ownership in a company. Generally, preferred stock has a specified dividend and ranks after bonds and before common stocks in its claim on the company's income for purposes of receiving dividend payments and on the company's assets in the event of liquidation. (Some of the Sub-advisors consider preferred stocks to be equity securities for purposes of the various Portfolios' investment policies and restrictions, while others consider them fixed income securities.) After other claims are satisfied, common stockholders participate in company profits on a pro rata basis; profits may be paid out in dividends or reinvested in the company to help it grow. Increases and decreases in earnings are usually reflected in a company's stock price, so common stocks generally have the greatest appreciation and depreciation potential of all corporate securities.

FIXED INCOME SECURITIES:

         Most of the Portfolios, including the Portfolios that invest primarily in equity securities, may invest to some degree in bonds, notes, debentures and other obligations of corporations and governments. Fixed-income securities are generally subject to two kinds of risk: credit risk and market risk. Credit risk relates to the ability of the issuer to meet interest and principal payments as they come due. The ratings given a security by Moody's Investors Service, Inc. ("Moody's") and Standard & Poor's Corporation ("S&P"), which are described in detail in the Appendix to Part B of the Feeder Fund Registration Statement, provide a generally useful guide as to such credit risk. The lower the rating, the greater the credit risk the rating service perceives to exist with respect to the security. Increasing the amount of Portfolio assets invested in lower-rated securities generally will increase the Portfolio's income, but also will increase the credit risk to which the Portfolio is subject. Market risk relates to the fact that the prices of fixed income securities generally will be affected by changes in the level of interest rates in the markets generally. An increase in interest rates will tend to reduce the prices of such securities, while a decline in interest rates will tend to increase their prices. In general, the longer the maturity or duration of a fixed income security, the more its value will fluctuate with changes in interest rates.

         Lower-Rated Fixed Income Securities. Lower-rated high-yield bonds (commonly known as "junk bonds") are those that are rated lower than the four highest categories by a nationally recognized statistical rating organization (for example, lower than Baa by Moody's or BBB by S&P), or, if not rated, are of equivalent investment quality as determined by the Sub-advisor. Lower-rated bonds are generally considered to be high risk investments as they are subject to greater credit risk than higher-rated bonds. In addition, the market for lower-rated bonds may be thinner and less active than the market for higher-rated bonds, and the prices of lower-rated high-yield bonds may fluctuate more than the prices of higher-rated bonds, particularly in times of market stress. Because the risk of default is higher in lower-rated bonds, a Sub-advisor's research and analysis tend to be very important ingredients in the selection of these bonds. In addition, the exercise by an issuer of redemption or call provisions that are common in lower-rated bonds may result in their replacement by lower yielding bonds.

         Bonds rated in the four highest ratings categories are frequently referred to as "investment grade." However, bonds rated in the fourth category (Baa or BBB) are considered medium grade and may have speculative characteristics.

MORTGAGE-BACKED SECURITIES:

         Mortgage-backed securities are securities representing interests in "pools" of mortgage loans on residential or commercial real property and that generally provide for monthly payments of both interest and principal, in effect "passing through" monthly payments made by the individual borrowers on the mortgage loans (net of fees paid to the issuer or guarantor of the securities). Mortgage-backed securities are frequently issued by U.S. Government agencies or Government-sponsored enterprises, and payments of interest and principal on these securities (but not their market prices) may be guaranteed by the full faith and credit of the U.S. Government or by the agency only, or may be supported by the issuer's ability to borrow from the U.S. Treasury. Mortgage-backed securities created by non-governmental issuers may be supported by various forms of insurance or guarantees.

         Like other fixed-income securities, the value of a mortgage-backed security will generally decline when interest rates rise. However, when interest rates are declining, their value may not increase as much as other fixed-income securities, because early repayments of principal on the underlying mortgages (arising, for example, from sale of the underlying property, refinancing, or foreclosure) may serve to reduce the remaining life of the security. If a security has been purchased at a premium, the value of the premium would be lost in the event of prepayment. Prepayments on some mortgage-backed securities may necessitate that a Portfolio find other investments, which, because of intervening market changes, will often offer a lower rate of return. In addition, the mortgage securities market may be particularly affected by changes in governmental regulation or tax policies.

         Collateralized Mortgage Obligations (CMOs). CMOs are a type of mortgage-backed security that are typically issued in multiple series with each series having a different maturity. Principal and interest payments from the underlying collateral are first used to pay the principal on the series with the shortest maturity; in turn, the remaining series are paid in order of their maturities. Therefore, depending on the type of CMOs in which a Portfolio invests, the investment may be subject to greater or lesser risk than other types of mortgage-backed securities.

         Stripped Mortgage-Backed Securities. Stripped mortgage-backed securities are mortgage-backed securities that have been divided into interest and principal components. "IOs" (interest only securities) receive the interest payments on the underlying mortgages while "POs" (principal only securities) receive the principal payments. The cash flows and yields on IO and PO classes are extremely sensitive to the rate of principal payments (including prepayments) on the underlying mortgage loans. If the underlying mortgages experience higher than anticipated prepayments, an investor in an IO class of a stripped mortgage-backed security may fail to recoup fully its initial investment, even if the IO class is highly rated or is derived from a security guaranteed by the U.S. Government. Conversely, if the underlying mortgage assets experience slower than anticipated prepayments, the price on a PO class will be affected more severely than would be the case with a traditional mortgage-backed security. Unlike other fixed-income and other mortgage-backed securities, the value of IOs tends to move in the same direction as interest rates.

ASSET-BACKED SECURITIES:

         Asset-backed securities conceptually are similar to mortgage-backed securities, but they are secured by and payable from payments on assets such as credit card, automobile or trade loans, rather than mortgages. The credit quality of these securities depends primarily upon the quality of the underlying assets and the level of credit support or enhancement provided. In addition, asset-backed securities involve prepayment risks that are similar in nature to those of mortgage-backed securities.

CONVERTIBLE SECURITIES AND WARRANTS:

         Certain of the Portfolios may invest in convertible securities. Convertible securities are bonds, notes, debentures and preferred stocks that may be converted into or exchanged for shares of common stock. Many convertible securities are rated below investment grade because they fall below ordinary debt securities in order of preference or priority on the issuer's balance sheet. Convertible securities generally participate in the appreciation or depreciation of the underlying stock into which they are convertible, but to a lesser degree. Frequently, convertible securities are callable by the issuer, meaning that the issuer may force conversion before the holder would otherwise choose.

         Warrants are options to buy a stated number of shares of common stock at a specified price any time during the life of the warrants. The value of warrants may fluctuate more than the value of the securities underlying the warrants. A warrant will expire without value if the rights under such warrant are not exercised prior to its expiration date.

WHEN-ISSUED, DELAYED-DELIVERY AND FORWARD COMMITMENT TRANSACTIONS:

         The ASMT T. Rowe Price International Equity Portfolio, the ASMT Janus Capital Growth Portfolio, the ASMT Total Return Bond Portfolio, and the ASMT JPM Money Market Portfolio each may purchase securities on a when-issued, delayed-delivery or forward commitment basis. These transactions generally involve the purchase of a security with payment and delivery due at some time in the future. A Portfolio does not earn interest on such securities until settlement and bears the risk of market value fluctuations in between the purchase and settlement dates. If the seller fails to complete the sale, the Portfolio may lose the opportunity to obtain a favorable price and yield. The ASMT JPM Money Market Portfolio will not enter into these commitments if they would exceed 15% of the value of the Portfolio's total assets less its liabilities other than liabilities created by these commitments.

                  The ASMT Total Return Bond Portfolio may also sell securities on a when-issued, delayed-delivery or forward commitment basis. If the Portfolio does so, it will not participate in future gains or losses on the security. If the other party to such a transaction fails to pay for the securities, the Portfolio could suffer a loss.

ILLIQUID AND RESTRICTED SECURITIES:

         Subject to guidelines adopted by the Trustees of the Master Trust, each Portfolio may invest up to 15% of its net assets in illiquid securities (except for the ASMT JPM Money Market Portfolio, which is limited to 10% of its net assets). Illiquid securities are those that, because of the absence of a readily available market or due to legal or contractual restrictions on resale, cannot be sold within seven days in the ordinary course of business at approximately the amount at which the Portfolio has valued the investment. Therefore, a Portfolio may find it difficult to sell illiquid securities at the time considered most advantageous by its Sub-advisor and may incur expenses that would not be incurred in the sale of securities that were freely marketable.

         Certain securities that would otherwise be considered illiquid because of legal restrictions on resale to the general public may be traded among qualified institutional buyers under Rule 144A of the Securities Act of 1933. These Rule 144A securities, and well as commercial paper that is sold in private placements under Section 4(2) of the Securities Act, may be deemed liquid by the Portfolio's Sub-advisor under the guidelines adopted by the Trustees of the Master Trust. However, the liquidity of a Portfolio's investments in Rule 144A securities could be impaired if trading does not develop or declines.

REPURCHASE AGREEMENTS:

         Each Portfolio may enter into repurchase agreements. Repurchase agreements are agreements by which a Portfolio purchases a security and obtains a simultaneous commitment from the seller to repurchase the security at an agreed upon price and date. The resale price is in excess of the purchase price and reflects an agreed upon market rate unrelated to the coupon rate on the purchased security. Under guidelines adopted by the Trustees of the Master Trust, repurchase agreements must be fully collateralized and can be entered into only with well-established banks and broker-dealers that meet the specific requirements in the guidelines and otherwise have been deemed creditworthy by the Sub-advisor. Repurchase transactions are intended to be short-term transactions, usually with the seller repurchasing the securities within seven days. Repurchase agreements that mature in more than seven days are subject to a Portfolio's limit on illiquid securities.

         A Portfolio that enters into a repurchase agreement may lose money in the event that the other party defaults on its obligation and the Portfolio is delayed or prevented from disposing of the collateral. A Portfolio also might incur a loss if the value of the collateral declines, and it might incur costs in selling the collateral or asserting its legal rights under the agreement. If a defaulting seller filed for bankruptcy or became insolvent, disposition of collateral might be delayed pending court action.

REVERSE REPURCHASE AGREEMENTS:

         The ASMT Janus Capital Growth Portfolio, the ASMT Total Return Bond Portfolio, and the ASMT JPM Money Market Portfolio each may enter into reverse repurchase agreements. In a reverse repurchase agreement, a Portfolio sells a portfolio instrument and agrees to repurchase it at an agreed upon date and price, which reflects an effective interest rate. It may also be viewed as a borrowing of money by the Portfolio and, like borrowing money, may increase fluctuations in a Portfolio's share price. When entering into a reverse repurchase agreement, a Portfolio must set aside on its books cash or other liquid assets in an amount sufficient to meet its repurchase obligation.

BORROWING:

         Each Portfolio may borrow money from banks. Each Portfolio's borrowings are limited so that immediately after such borrowing the value of the Portfolio's assets (including borrowings) less its liabilities (not including borrowings) is at least three times the amount of the borrowings. Should a Portfolio, for any reason, have borrowings that do not meet the above test, such Portfolio must reduce such borrowings so as to meet the necessary test within three business days. The ASMT JPM Money Market Portfolio will not purchase securities when outstanding borrowings are greater than 5% of the Portfolio's total assets. If a Portfolio borrows money, its share price may fluctuate more widely until the borrowing is repaid.

LENDING PORTFOLIO SECURITIES:

         Each Portfolio may lend securities with a value of up to 33 1/3% of its total assets to broker-dealers, institutional investors, or others for the purpose of realizing additional income. Voting rights on loaned securities typically pass to the borrower, although a Portfolio has the right to terminate a securities loan, usually within three business days, in order to vote on significant matters or for other reasons. All securities loans will be collateralized by cash or securities issued or guaranteed by the U.S. Government or its agencies at least equal in value to the market value of the loaned securities. Nonetheless, lending securities involves certain risks, including the risk that the Portfolio will be delayed or prevented from recovering the collateral if the borrower fails to return a loaned security.

OTHER INVESTMENT COMPANIES:

         The Master Trust has made arrangements with certain money market mutual funds so that the Sub-advisors for the various Funds can "sweep" excess cash balances of the Portfolio to those funds for temporary investment purposes. In addition, certain Sub-advisors may invest Portfolio assets in money market funds that they advise or in other investment companies. Mutual funds pay their own operating expenses, and the Portfolios, as shareholders in the funds, will indirectly pay their proportionate share of such Portfolios' expenses.

YEAR 2000 RISKS:

         Many services provided to the Master Trust and its Portfolios by the Investment Manager, the Sub-advisors, and the Master Trust's other service providers (collectively, the "Service Providers") rely on the functioning of their respective computer systems. Many computer systems cannot distinguish the year 2000 from the year 1900, with resulting potential difficulty in performing various systems functions (the "Year 2000 Issue"). The Year 2000 Issue could potentially have an adverse impact on the handling of security trades, the payment of interest and dividends, pricing, account services and other Master Trust operations.

         The Service Providers recognize the importance of the Year 2000 Issue and have advised the Master Trust that they are taking appropriate steps in preparation for the year 2000. At this time, there can be no assurance that the actions taken by the Service Providers, who are generally not affiliated with the Investment Manager, will be sufficient to avoid any adverse impact on the Portfolios, nor can there be any assurance that the Year 2000 Issue will not have an adverse effect on the Portfolios' investments or on global markets or economies generally. In addition, it has been reported that foreign institutions have made less progress in addressing the Year 2000 Issue than major U.S. entities, which could adversely effect the Portfolios' foreign investments.

         The Investment Manager and the Master Trust are seeking further assurances from the Service Providers that all of the systems they use in connection with the Portfolios will be adapted in time for the year 2000. The Investment Manager will continue to monitor the Year 2000 Issue in an effort to confirm appropriate preparation by the Service Providers, and is attempting to develop contingency plans in the event that the Service Providers' systems are not adapted in time.

ITEM 6.  MANAGEMENT, ORGANIZATION, CAPITAL STRUCTURE OF THE MASTER TRUST

         (a)      MANAGEMENT

THE INVESTMENT MANAGER:

         American Skandia Investment Services, Incorporated ("ASISI," as previously defined), One Corporate Drive, Shelton, Connecticut 06484, acts as investment manager to each of the Portfolios pursuant to separate investment management agreements with the Master Trust, respectively (the "Management Agreements"). In addition to serving as investment manager to the Master Trust, ASISI has served since 1992 as the investment manager to American Skandia Trust, an investment company whose shares are made available to life insurance companies writing variable annuity contracts and variable life insurance policies, and has served since 1997 as investment manager to the Feeder.

         The Management Agreements provide that ASISI will furnish each Portfolio with investment advice and investment management and administrative services subject to the supervision of the Trustees of the Master Trust, and in conformity with the stated investment objectives, policies and limitations of the applicable Portfolio. The Investment Manager is responsible for monitoring the activities of the Sub-advisors it engages to manage the Portfolios and reporting on such activities to the Trustees of the Master Trust. The Investment Manager must also provide, or obtain and supervise, the executive, administrative, accounting, custody, transfer agent and shareholder servicing services that are deemed advisable by the Trustees of the Master Trust.

THE SUB-ADVISORS AND PORTFOLIO MANAGERS:

         ASISI currently engages the following Sub-advisors to manage the investments of each Portfolio in accordance with the Portfolio's investment objective, policies and limitations and any investment guidelines established by the Investment Manager. Each Sub-advisor is responsible, subject to the supervision and control of the Investment Manager, for the purchase, retention and sale of securities in the Portfolio's investment portfolio.

         Unless otherwise noted, each portfolio manager listed below has managed his or her respective Portfolio since its inception.

     Rowe Price-Fleming International, Inc. ("Price-Fleming") serves as Sub-advisor for the ASMT T. Rowe Price International Equity Portfolio. Price-Fleming, located at 100 East Pratt Street, Baltimore, Maryland 21202, was founded in 1979 as a joint venture between T. Rowe Price Associates, Inc. and Robert Fleming Holdings Limited. Price-Fleming is one of the world's largest international mutual fund asset managers with over $32 billion under management as of December 31, 1998 in its offices in Baltimore, London, Tokyo, Hong Kong, Singapore, and Buenos Aires.

     An investment advisory group has responsibility for the day-to-day management of the ASMT T. Rowe Price International Equity Portfolio. The advisory group for the Portfolio consists of Martin G. Wade, Mark C.J. Bickford-Smith, Robert W. Smith, John R. Ford, James B.M. Seddon, and David J.L. Warren. Martin Wade joined Price-Fleming in 1979 and has 27 years of experience with Fleming Group (Fleming Group includes Robert Fleming Holdings Ltd. and/or Jardine Fleming International Holdings Ltd.) in research, client service and investment management. Mark C.J. Bickford-Smith joined Price-Fleming in 1995 and has 14 years experience with the Fleming Group in research and financial analysis. Robert W. Smith joined Price-Fleming in 1996, and has been with T. Rowe Price since 1992. He has 12 years experience in financial analysis. John R. Ford joined Price-Fleming in 1982 and has 17 years of experience with Fleming Group in research and portfolio management. James B.M. Seddon joined Price-Fleming in 1987 and has 12 years of experience in investment management. David J.L. Warren joined Price-Fleming in 1984 and has 17 years experience in equity research, fixed income research and portfolio management.

         Janus Capital Corporation ("Janus") serves as Sub-advisor for the ASMT Janus Capital Growth Portfolio. Janus, located at 100 Fillmore Street, Denver, Colorado 80206-4923, serves as the investment advisor to the Janus Funds, as well as advisor or sub-advisor to several other mutual funds and individual, corporate, charitable and retirement accounts. As of December 31, 1998, Janus managed assets worth approximately $108 billion.

     The portfolio manager responsible for management of the ASMT Janus Capital Growth Portfolio is Scott W. Schoelzel. Mr. Schoelzel, a Senior Portfolio Manager at Janus who has managed the Portfolio since August, 1997, joined Janus in January, 1994 as Vice President of Investments.

             INVESCO Funds Group, Inc. ("INVESCO") serves as Sub-advisor for the ASMT INVESCO Equity Income Portfolio. INVESCO, located at 7800 East Union Avenue, P.O. Box 173706, Denver, Colorado 80217-3706, was established in 1932. AMVESCAP PLC, the parent of INVESCO, is one of the largest independent investment management businesses in the world and managed over $275 billion of assets as of December 31, 1998.

     The portfolio managers responsible for the day-to-day management of the ASMT INVESCO Equity Income Portfolio are Charles P. Mayer, Portfolio Co-Manager, and Donovan J. (Jerry) Paul, Portfolio Co-Manager. Mr. Mayer began his investment career in 1969 and is now a senior vice president of INVESCO. From 1993 to 1994, he was vice president of INVESCO. Mr. Paul entered the investment management industry in 1976 and has been a senior vice president of INVESCO since 1994. From 1993 to 1994, he was president of Quixote Investment Management, Inc.

         Pacific Investment Management Company ("PIMCO") serves as Sub-advisor for the ASMT PIMCO Total Return Bond Portfolio. PIMCO, located at 840 Newport Center Drive, Suite 360, Newport Beach, California 92660, is an investment counseling firm founded in 1971. As of December 31, 1998, PIMCO had approximately $158 billion of assets under management.

     The portfolio manager responsible for the day-to-day management of the ASMT PIMCO Total Return Bond Portfolio is William H. Gross. Mr. Gross is Managing Director of PIMCO and has been associated with the firm since 1971.

     J.P. Morgan Investment Management Inc. ("J.P. Morgan") serves as Sub-advisor for the ASMT JPM Money Market Portfolio. J.P. Morgan has principal offices at 522 Fifth Avenue, New York, New York 10036. J.P. Morgan and its affiliates offer a wide range of services to governmental, institutional, corporate and individual customers, and act as investment advisor to individual and institutional clients with combined assets under management of approximately $290 billion as of December 31, 1998. J.P. Morgan has managed investments for clients since 1913, and has managed short-term fixed income assets for clients since 1969.

INVESTMENT MANAGEMENT FEES:

         Investment Management Fees. ASISI receives a monthly fee from each Portfolio for the performance of its services. ASISI pays each Sub-advisor a portion of such fee for the performance of the sub-advisory services at no additional cost to any Portfolio. The investment management fee for each Portfolio will differ, reflecting, among other things, the investment objective, policies and limitations of each Portfolio. Each investment management fee is accrued daily for the purposes of determining the sale and redemption price of the Fund's shares. The fees paid to ASISI for the fiscal year ended October 31, 1998, stated as a percentage of the Portfolio's average daily net assets, are as follows:


Fund/Portfolio:                                                                         Annual Rate:

ASMT T. Rowe Price International Equity Portfolio:                                           1.00%

ASMT Janus Capital Growth Portfolio:                                                         1.00%

ASMT INVESCO Equity Income Portfolio:                                                        0.75%

ASMT PIMCO Total Return Bond Portfolio:                                                      0.65%

ASMT JPM Money Market Portfolio:                                                             0.50%


         For more information about investment management fees, including voluntary fee waivers and the fee rates applicable at various asset levels, and the fees payable by ASISI to each of the Sub-advisors, please see Part B of the Feeders Registration Statement under "Investment Advisory & Administration Services" and "Fund Expenses".

               LEGAL PROCEEDINGS.  Not applicable.

               (b)  Capital Stock.
        The Master Trust is organized as a trust under the laws of the State of Delaware. Investors in a series of the Master Trust will each be liable for all obligations of such series. However, the risk of an investor incurring financial loss on account of such liability is limited to circumstances in which both inadequate insurance existed and the Master Trust itself was unable to meet its obligations.

               All consideration received by the Master Trust for interests of one of the series and all assets in which such consideration is invested will belong to that series (subject only to the rights of creditors of the Master Trust) and will be subject to the liabilities related thereto. The income attributable to, and the expenses of, one series are treated separately from those of any other series. The Master Trust has the ability to create, from time to time, new series without interestholder approval.

               Mutual fund shares are not deposits or obligations of, or guaranteed or endorsed by, any bank, and are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other agency. The net asset value of funds of this type will fluctuate.


               Investments in the Master Trust may not be transferred, but an investor may withdraw all or any portion of its investment at any time at net asset value.

               Under the Master Trust's anticipated method of operation as a partnership for federal income tax purposes, the Master Trust will not be subject to any income tax. However, each investor in the Master Trust will be taxable on its share (as determined in accordance with the governing instruments of the Master Trust) of the Master Trust's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Code and regulations promulgated thereunder.


ITEM 7.  SHAREHOLDER INFORMATION.

               (a) Pricing of Portfolio Interests. Interests in each Portfolio of the Master Trust are sold on a continuous basis at the net asset value per interest ("NAV") of that Portfolio next determined after an order in proper form is received by the PFPC International (Cayman) Ltd. Net asset value per interest is determined as of the close of the New York Stock Exchange (currently 4:00 p.m., New York time), on each day on which the NYSE is open for business. Net asset value per interest of a Portfolio is computed by dividing the value of the Portfolio's net assets (i.e., the value of its assets less liabilities) by the total number of its interests outstanding. In general, the assets of each Portfolio (except the ASMT JPM Money Market Portfolio) are valued on the basis of market quotations. However, in certain circumstances, where market quotations are not readily available or where market quotations for a particular security or asset are believed to be incorrect, securities and other assets are valued by methods that are believed to accurately reflect their fair value. The assets of the ASMT JPM Money Market Portfolio are valued by the amortized cost method, which is intended to approximate market value. Because NAV is calculated and purchases may be made only on business days and because securities traded on foreign exchanges may trade on other days, the value of a Portfolio may change on days when an investor will not be able to purchase or redeem interests.

               (b) Purchase. Beneficial interests in the Master Trust are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Trust may be made only by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

               (c) Redemption of Master Trust Interests. An investor in the Master Trust may withdraw all or any portion of its investment on any business day at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Transfer Agent. When a request is received in proper form, the Master Trust will redeem the interests at the next determined net asset value.

               The Master Trust will make payment for all interests redeemed within five days after receipt by the Transfer Agent of a redemption request in proper form, except as provided by the rules of the Commission. Investments in the Master Trust may not be transferred.

               The right of any investor to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the New York Stock Exchange is closed (other than weekends or holidays) or trading on such Exchange is restricted, or, to the extent otherwise permitted by the 1940 Act, if an emergency exists.


               (d) Dividends and Distributions. The Master Trust anticipates that it will operate as a partnership for federal income tax purposes. Each investor in the Master Trust will receive its share (as determined in accordance with the governing instruments of the Master Trust) of the Master Trust's ordinary income and capital gains. The determination of each share will be made in accordance with the Internal Revenue Code of 1986 and regulations promulgated thereunder.

               (e) Tax Consequences. The Master Trust anticipates that it will operate as a partnership for federal income tax purposes and that the Master Trust will not be subject to any income tax. However, each investor in the Master Trust will be taxable on its share (as determined in accordance with the governing instruments of the Master Trust) of the Master Trust's ordinary income and capital gain (which may be taxable at different rates depending upon the length of time the Master Trust holds its assets) in determining its income tax liability. The determination of each share will be made in accordance with the Internal Revenue Code of 1986 and regulations promulgated thereunder.

ITEM 8.  DISTRIBUTION ARRANGEMENTS.

               (a)    Sales Loads.  Not Applicable.

               (b)    12b-1 Fees.  Not Applicable.

               (c) Master Feeder Funds. The Master Trust is part of a master/feeder structure. Members of the general public may not purchase a direct interest in a Portfolio. However, each Portfolio may sell interests to other affiliated and non-affiliated investment companies and/or institutional investors. Each of the mutual funds investing in the Master Trust acquires an indirect interest in the securities owned by its corresponding Portfolio.

               Such investors will invest in a Portfolio on the same terms and conditions as the corresponding Feeder Fund and will pay a proportionate share of the Portfolio's expenses. Other investors in a Portfolio, however, are not required to sell their shares to the public at the same price as the corresponding Feeder Fund, and may have different sales commissions and operating expenses. These differences may result indifferences in returns among the investment companies that invest exclusively in the Portfolios.

               The Trustees of the Master Trust believe that the "master/feeder" fund structure offers opportunities for substantial growth in the assets of the Portfolios that may enable the Portfolios to reduce their operating expenses, thereby producing higher returns and benefiting the shareholders of the Feeder Funds. A Feeder Fund's investment in its corresponding Portfolio may, however, be adversely affected by the actions of other investors in the Portfolio. For example, if a large investor withdraws from a Portfolio, the remaining investors may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors.

               Each of the Feeder Funds currently  investing in the Master Trust may  withdraw  (completely  redeem)  all of its  assets  from its  corresponding
Portfolio at any time if their Directors determine that it is in the best interest of the Fund to do so. A Feeder Fund might withdraw, for example, if other investors in the Fund's corresponding Portfolio voted to, by a vote of all investors in the Portfolio (including the Fund), change the investment objective, policies or limitations of the Portfolio in a manner not acceptable to the Directors of the Feeder Fund. The withdrawal of all a Feeder Fund's assets from a corresponding Portfolio may affect the investment performance of the Feeder Fund and of the corresponding Portfolio.

               Each  Portfolio  normally  will not hold  meetings  of  investors except as required by the 1940 Act. Each investor in a Portfolio (including a Feeder Fund) will be entitled to vote in proportion to its interest in the Portfolio. When a Feeder Fund is requested to vote on matters pertaining to a Portfolio, the Fund will hold a meeting of its shareholders and will vote its interest in the Portfolio for or against such matters proportionately to the instructions to vote for or against such matters received from Fund shareholders.


               For more information about the "master/feeder" fund structure, please see Part B of the Feeder Fund Registration Statement under "Additional Information on the `Master Feeder' Fund Structure".

                                     PART B

                                  March 1, 1999

                          AMERICAN SKANDIA MASTER TRUST



ITEM 10.  COVER PAGE AND TABLE OF CONTENTS.


               This Part B, which is not a prospectus, supplements and should be read in conjunction with the current Part A of American Skandia Master Trust (the "Master Trust"), dated March 1, 1999, as it may be revised from time to time. To obtain a copy of Part A of the Master Trust, please write to the Master Trust at Ugland House, P.O. Box 309, South Church Street, George Town, Grand Cayman, Cayman Islands, BWI, or call (345) 949-6415.


               As permitted by General Instruction D to Form N-1A, responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference from Post-Effective Amendment No. 6 of the Registration Statement of American Skandia Advisor Funds, Inc. (the "Feeder") (1940 Act File No. 811-8085) as filed with the Securities and Exchange Commission (the "Commission") on February 26, 1999 and as amended from time to time (the "Feeder's Registrations Statement"). Part A of the Feeder's Registration Statement (the "Feeder's Part A") includes the joint prospectus of the series of the Feeder (the "Feeder Funds") which invests in the Portfolios (as defined below) and those series of the Feeder which do not. Part B of the Feeder's Registration Statement (the "Feeder's Part B") includes the joint statement of additional information of the Feeder Funds which invest in the Portfolios and those series of the Feeder which do not invest in the Master Trust.

                                                                                                                     Page



History...............................................................................................................B-1
Description of the Master Trust and its Investments and Risks.........................................................B-1
Management of the Master Trust........................................................................................B-2
Control Persons and Principal Holders of Securities...................................................................B-5
Investment Advisory and Other Services................................................................................B-5
Brokerage Allocation and Other Practices..............................................................................B-6
Capital Stock and Other Securities....................................................................................B-6
Purchase, Redemption and Pricing of Securities........................................................................B-7
Taxation of the Master Trust..........................................................................................B-8
Underwriters..........................................................................................................B-8
Calculations of Performance Data......................................................................................B-8
Financial Statements..................................................................................................B-8




ITEM 11.  HISTORY OF THE MASTER TRUST.


               Information on the history of the Master Trust is incorporated herein by reference from Item 4 in Part A.

ITEM 12.  DESCRIPTION OF THE MASTER TRUST AND ITS INVESTMENTS AND RISKS.


               THE FOLLOWING INFORMATION SUPPLEMENTS AND SHOULD BE READ IN CONJUNCTION WITH ITEM 4 IN PART A.

               Information on the fundamental investment limitations and the non-fundamental investment policies and limitations of the Portfolios, the types of securities bought and investment techniques used by the Portfolios, and certain risks attendant thereto, as well as other information on the Portfolios' investment programs, is incorporated herein by reference from the sections entitled "Investment Programs of the Funds," "Fundamental Investment Restrictions," "Certain Risk Factors and Investment Methods" and "Portfolio Turnover" in the Feeder's Part B.


ITEM 13.  MANAGEMENT OF THE MASTER TRUST.

               The Trustees of the Master Trust have oversight responsibilities for the operations of each Portfolio. Currently, each of the Trustees of the Master Trust also serves as a Director of Feeder. The Trustees of the Master Trust, including a majority of the Trustees who are not "interested persons" (as defined in the 1940 Act) have adopted written procedures to identify and reasonably address any potential conflicts of interest which might arise as a result of an "overlap" of Trustees and Directors, including, if necessary, the creation of a separate board of trustees of the Master Trust.


               Trustees and officers of the Master Trust, together with information as to their principal business occupations during at least the last five years, are shown below. Each Trustee who is an "interested person" of the Master Trust, as defined in the 1940 Act, is indicated by an asterisk.

Name, Age and Address (1)                  Position Held with the Master Trust (2)       Principal Occupation (3)
---------------------                      -----------------------------------           --------------------


Jan R. Carendi (53)*                       Trustee                                       Senior Executive Vice President & Member
                                                                                         of Corporate Management Group: Skandia
                                                                                         Insurance Company Ltd.

Gordon C. Boronow (45)*                    Vice President & Trustee                      President & Chief Operating Officer:
                                                                                         American Skandia Life Assurance Corporation

Thomas M. Mazzaferro (45)*                 President, Principal Executive Officer &      Executive Vice President & Chief Financial
                                           Trustee                                       Officer: American Skandia Life Assurance
                                                                                         Corporation

John Birch (48)*                           Vice President                                 Senior Vice President and Chief Operating
                                                                                          Officer:
                                                                                          American Skandia Investment Services,
                                                                                          Incorporated
                                                                                          December 1997 to present

                                                                                          Executive Vice President and
                                                                                          Chief Operating Officer:
                                                                                          International Fund Administration
                                                                                          Bermuda
                                                                                          August 1996 to October 1997

                                                                                          Senior Vice President and
                                                                                          Chief Administrative Officer:
                                                                                          Gabelli Funds, Inc.
                                                                                          Rye, New York
                                                                                          March 1995 to August 1996

                                                                                          Executive Vice President:
                                                                                          Kansallis Osake Pankki
                                                                                          New York, New York
                                                                                          May 1985 to March 1995

Name, Age and Address (1)                  Position Held with the Master Trust (2)       Principal Occupation (3)
---------------------                      -----------------------------------           --------------------

Julian A. Lerner (74)                      Trustee                                       Semi-retired since 1995; Senior Vice
12850 Spurling Road                                                                      President & Portfolio Manager of AIM
Suite 308                                                                                Charter Fund and AIM Summit Fund from 1986
Dallas, TX 75230                                                                         to 1995

F. Don Schwartz (63)                       Trustee                                       Management Consultant (April 1985 to
1101 Penn Grant Road                                                                     present)
Lancaster, PA 17602

David E.A. Carson (64)                     Trustee                                       Chairman
People's Bank                                                                            People's Bank (January 1999 to present)
850 Main Street                                                                          Chairman & Chief Executive Officer:
Bridgeport, CT 06604                                                                     People's Bank (January 1998 to January
                                                                                         1999)
                                                                                         President, Chairman & Chief Executive
                                                                                         Officer: People's Bank from 1983 to 1997
Thomas M. O'Brien (48)                     Trustee                                       Vice Chairman: North Fork Bank (January
North Fork Bank                                                                          1997 to present)
275 Broad Hollow Road
Melville, N.Y.  11747                                                                    President & Chief Executive Officer:
                                                                                         North Side Savings Bank (December 1984 to
                                                                                         December 1996)

Richard G. Davy, Jr. (50)                  Controller                                    Vice President, Operations: American
                                                                                         Skandia Investment Services, Incorporated
                                                                                         (January 1997 to present)

                                                                                         Controller: American Skandia Investment
                                                                                         Services, Incorporated (September 1994 to
                                                                                         January 1997)

                                                                                         Self-employed Consultant (December 1991 to
                                                                                         September 1994)

Gunnar Moberg (44)                         Vice President                                Director of Marketing: Skandia Assurance
                                                                                         and Financial Services

Jaime Francisco Paredes (43)               Vice President                                President: Skandia Holding de Colombia S.A.

C. Ake Svensson (48)                       Treasurer                                     Treasurer: American Skandia Investment
                                                                                         Holding Corporation

Eric C. Freed (35)                         Secretary                                     Senior Counsel, Securities: American
                                                                                         Skandia Investment Holding Corporation,
                                                                                         since January 1998

                                                                                         Securities Counsel: American Skandia
                                                                                         Investment Holding Corporation, December
                                                                                         1996 to December 1997

                                                                                         Attorney, Senior Attorney and Special
                                                                                         Counsel: U.S. Securities and Exchange
                                                                                         Commission from March 1991 to November 1996

J. Fergus McKeon (37)                      Assistant Corporate Secretary                 General Manager: PFPC International
PFPC International (Dublin) Ltd.                                                         (Dublin) Ltd. since August 1993
80 Harcourt Street
Dublin 2, Ireland                                                                        Financial Consultant (1992 to 1993)

* Indicates a Trustee who is an "interested person" within the meaning set forth in the 1940 Act.

(1) Unless otherwise indicated, the address of each officer and Trustee listed above is One Corporate Drive, Shelton, Connecticut 06484.


(2) All of the officers and Trustees of the Master Trust listed above (except for Messrs. Moberg, Paredes, Svensson and McKeon) serve in similar capacities for the American Skandia Advisor Funds, Inc. and/or American Skandia Trust, both of which are other investment companies managed by the Investment Manager.


(3) Unless otherwise indicated, each officer and Trustee listed above has held his/her principal occupation for at least the last five years. In addition to the principal occupations noted above, the following officers and Trustees of the Master Trust hold various positions with American Skandia Investment Services, Incorporated ("ASISI"), the Master Trust's Investment Manager, and its affiliates, including American Skandia Life Assurance Corporation ("ASLAC"), American Skandia Marketing, Incorporated ("ASM"), American Skandia Information Services and Technology Corporation ("ASIST") or American Skandia Investment Holding Corporation ("ASIHC"): Mr. Boronow also serves as Executive Vice President, Chief Operating Officer and a Director of ASIHC, and a Director of ASLAC, ASISI, ASM and ASIST; Mr. Carendi also serves as Chairman, President, Chief Executive Officer and a Director of ASIHC, and Chief Executive Officer and a Director of ASLAC, ASISI, ASM and ASIST; Mr. Davy also serves as a Director of ASISI; Mr. Mazzaferro also serves as Executive Vice President, Chief Financial Officer and a Director of ASIHC, a Director of ASLAC, President, Chief Financial Officer and a Director of ASISI, and Executive Vice President and Chief
Financial Officer of ASM and ASIST; Mr. Svensson also serves as Treasurer of ASLAC, ASISI, ASM and ASIST and Director of ASLAC and ASISI; Mr. Moberg also serves as Vice President of Skandia Insurance Company Ltd., Director of ASLAC, Skandia Life Assurance Company Ltd., Royal Skandia Life Assurance Limited,
International Skandia SICAV, Skandia Leben AG, Skandia Lebensversicherung, Intercaser S.A. de Seguros, Skandia Vita SpA, Skandia Leben Holding, Skandia AFS Bahamas Ltd and Skandia AFS South East Asia (L) Ltd., and a Deputy member of the following Boards: Skandia Holding de Colombia, Skandia Seguros Generales S.A., Skandia Seguros de Vida S.A. and Fiduciara Skandia S.A.

               The Declaration of Trust provides that the Trustees, officers and employees of the Master Trust may be indemnified by the Master Trust to the fullest extent permitted by Delaware law and the federal securities laws. The Master Trust's By-laws provide that the Master Trust shall indemnify each of its Trustees, officers and employees against liabilities and expenses reasonably incurred by them, in connection with, or resulting from, any claim, action, suit or proceeding, threatened against or otherwise involving such Trustee, officer or employee, directly or indirectly, by reason of being or having been a Trustee, officer or employee of the Master Trust. Neither the Declaration of Trust nor the By-laws of the Master Trust authorize the Master Trust to indemnify any Trustee or officer against any liability to which he or she would otherwise be subject by reason of or for willful misfeasance, bad faith, gross negligence or reckless disregard of such person's duties.

               The officers and Trustees of the Master Trust who are "interested persons" within the meaning of the 1940 Act do not receive compensation directly from the Master Trust for serving in the capacities described above. Those officers and Trustees of the Master Trust, however, who are affiliated with the Investment Manager may receive remuneration indirectly from the Master Trust for services provided in their respective capacities with the Investment Manager.


               Each of the non-interested Trustees is expected to receive for his service on the Board of Trustees an annual and "per-meeting" fee, plus reimbursement for reasonable out-of-pocket expenses incurred in connection with attendance at Board meetings. The following table sets forth information concerning the compensation anticipated to be paid by the Master Trust to the Trustees in the current fiscal year. Neither the Master Trust nor any investment company in the Fund Complex (as defined below) offers any pension or retirement benefits to its trustees.


                                          Aggregate Compensation                    Total Compensation from the
        Name of Trustee:                from the Master Trust: (1)              Master Trust and Fund Complex: (2)
        ----------------                --------------------------              -----------------------------

Gordon C. Boronow                                   $0                                          $0
Jan R. Carendi                                      $0                                          $0
David E.A. Carson                                 $5,100                                      $75,625
Julian A. Lerner                                  $5,100                                      $74,125
Thomas M. Mazzaferro                                $0                                          $0
Thomas M. O'Brien                                 $5,100                                      $75,625
F. Don Schwartz                                   $5,100                                      $75,625

(1) The amount indicated estimates the compensation anticipated to be paid to the Trustees of the Master Trust for the Master Trust's fiscal year ending October 31, 1999.

(2) As of the date of this Part B, the "Fund Complex" consisted of the Master Trust, the Feeder and American Skandia Trust. The amount indicated estimates the compensation anticipated to be paid to the Trustees by the Fund Complex for the twelve month period ending October 31, 1999.


ITEM 14.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES.


               No Trustee or officer of the Master Trust owned any of the Master Trust's interests outstanding on February 26, 1999.


               As  of  February  26,   1999,   the   following   interestholders
beneficially owned, directly or indirectly, 5% or more of the Master Trust's outstanding interests:

Name and Address                                               Percent of Master Trust Interests Outstanding

American Skandia Advisor Funds, Inc.                           91.7%
Skandia Advisor Funds                                          8.3%


               At the present time, the Master Trust anticipates that its interests will be held only by the American Skandia Advisor Funds, Inc., a
Maryland corporation, and Skandia Advisor Funds, a mutual fund company incorporated under the law of Cayman Islands.

ITEM 15.  INVESTMENT ADVISORY AND OTHER SERVICES.

               THE FOLLOWING INFORMATION SUPPLEMENTS AND SHOULD BE READ IN CONJUNCTION WITH ITEM 4 IN PART A.

               Information on the investment management and other services provided for or on behalf of the Portfolios is incorporated herein by reference from the sections entitled "Investment Advisory & Administration Services," "Fund Expenses," "Distribution Arrangements" and "Other Information" in the Feeder's Part B. The following list identifies the specific sections and subsections in the Feeder's Part B under which the information required by Item 15 of Form N-1A may be found. Each listed section is incorporated herein by reference.

                             Incorporated by Reference from the
Form N-1A Item No.           following Section of Feeder's Part B
------------------           ------------------------------------

Item 15(a)                   INVESTMENT ADVISORY & ADMINISTRATION SERVICES - THE
                             INVESTMENT MANAGER; THE SUB-ADVISORS; and FUND EXPENSES
Item 15(c)                   Not applicable
Item 15(d)                   INVESTMENT ADVISORY & ADMINISTRATION SERVICES - THE
                             ADMINISTRATOR
Item 15(e)                   Not applicable
Item 15(f)                   Not applicable
Item 15(g)                   Not applicable
Item 15(h)                   OTHER INFORMATION - DOMESTIC AND FOREIGN CUSTODIANS;
                             INDEPENDENT ACCOUNTANTS

               The exclusive placement agent for the Master Trust is American Skandia Marketing Incorporated ("ASM") which receives no compensation for acting in this capacity. ASM is an affiliate of the investment manager of each Portfolio of the Master Trust.


               Coopers & Lybrand, located at George Quay, P.O. Box 1283, Dublin 2, Ireland, has been selected as the independent certified public accounts of the Master Trust, providing audit services and assistance and consultation with respect to the preparation of filings with the Commission.

ITEM 16.  BROKERAGE ALLOCATION AND OTHER PRACTICES.


               Information on portfolio turnover and brokerage allocation for or on behalf of the Master Trust is incorporated herein by reference from the sections under PORTFOLIO TRANSACTIONS entitled "Brokerage Allocation" and "Portfolio Turnover" in the Feeder's Part B.


ITEM 17.  CAPITAL STOCK AND OTHER SECURITIES.

               THE FOLLOWING INFORMATION SUPPLEMENTS AND SHOULD BE READ IN CONJUNCTION WITH ITEM 6(b) and 7 IN PART A.

               Under the Declaration of Trust, the Trustees are authorized to issue shares of beneficial interests in the Master Trust. Investors in each Portfolio of the Master Trust are entitled to participate pro rata in distributions of income, loss, gain and credit of that Portfolio. Upon liquidation or dissolution of the Master Trust, investors in a Portfolio are entitled to share pro rata in that Portfolio's net assets available for distribution to its investors. Investments in the Master Trust have no preference, pre-exemptive, conversion or similar rights and are fully paid and non-assessable, except as set forth below. Investments in the Master Trust may not be transferred. No certificates are issued.

               Each investor is entitled to a vote, with respect to matters effecting each of the Master Trust's series, in proportion to the amount of its investment in the Master Trust. Investors in the Master Trust do not have cumulative voting rights, and investors holding more than 50% of the aggregate beneficial interest in the Master Trust may elect all of the Trustees of the Master Trust if they choose to do so and in such event the other investors in the Master Trust would not be able to elect any Trustee. The Master Trust is not required to hold annual meetings of investors but the Master Trust will hold special meetings of investors when in the judgment of the Master Trust's Trustees it is necessary or desirable to submit matters for an investor vote. The Trustees may elect to terminate the Trust or any Portfolio without a vote of the interestholders.

               Rule 18f-2 under the 1940 Act provides that any matter required to be submitted under the provisions of the 1940 Act or applicable state law or otherwise to the holders of the outstanding voting securities of an investment company, such as the Master Trust, with more than one Portfolio will not be deemed to have been effectively acted upon unless approved by the holders of a majority of the outstanding interests of each Portfolio of the Master Trust affected by such matter. Rule 18f-2 further provides that a Portfolio of the Master Trust shall be deemed to be affected by a matter unless it is clear that the interests of the Portfolio in the matter are identical or that the matter does not affect any interest of the Portfolio. However, the Rule exempts the selection of independent accountants and the election of Trustees from the separate voting requirements of the Rule.

ITEM 18.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES.

               THE FOLLOWING INFORMATION SUPPLEMENTS AND SHOULD BE READ IN CONJUNCTION WITH ITEMS 7 AND 8 IN PART A.

               (a) PURCHASE OF SECURITIES. Beneficial interests in the Master Trust are issued solely in private placement transactions which do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Master Trust may only be made by investment companies or certain other entities which are "accredited investors" within the meaning of Regulation D under the 1933 Act. This registration statement does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

               SUSPENSION OF REDEMPTIONS. The right of redemption of interests of a Portfolio of the Master Trust may be suspended or the date of payment postponed (a) during any period when the New York Stock Exchange is closed (other than customary weekend and holiday closings), (b) when trading in the markets the Portfolio ordinarily utilizes is restricted, or when an emergency exists as determined by the Securities and Exchange Commission so that disposal of the Portfolio's investments or determination of its net asset value is not reasonably practicable, or (c) for such other periods as the Commission by order may permit to protect the Master Trust's interestholders.

               PRICING OF SECURITIES. Portfolio securities, including open short positions and options written by the Master Trust, are valued at the last sale price on the securities exchange or national securities market on which such securities primarily are traded. Securities not listed on an exchange or national securities market, or securities in which there were no transactions, are valued at the average of the most recent bid and asked prices, except in the case of open short positions where the asked price is available. Short-term investments are carried at amortized cost, which approximates value. Any securities or other assets for which recent market quotations are not readily available are valued at fair value as determined in good faith by or under procedures established by the Trustees. Expenses and fees, including the management fee, are accrued daily and taken into account for the purpose of determining the net asset value of interests in each Portfolio of the Master Trust.

         Generally, trading in foreign securities, as well as U.S. Government securities, money market instruments and repurchase agreements, is substantially completed each day at various times prior to the close of the Exchange. The values of such securities used in computing the net asset value of the shares of a Portfolio generally are determined as of such earlier times. Foreign currency exchange rates are also generally determined prior to the close of the Exchange. Occasionally, events affecting the value of such securities and such exchange rates may occur between the times at which they usually are determined and the close of the Exchange. If such extraordinary events occur, their effects may not be reflected in the net asset value of a Portfolio calculated as of the close of the Exchange on that day.

         Foreign securities are valued on the basis of quotations from the primary market in which they are traded. All assets and liabilities initially expressed in foreign currencies will be converted into U.S. dollars at an exchange rate quoted by a major bank that is a regular participant in the foreign exchange market or on the basis of a pricing service that takes into account the quotes provided by a number of such major banks.

         ASMT JPM Money Market Portfolio: For the ASMT JPM Money Market Portfolio, all securities are valued by the amortized cost method. The amortized cost method of valuation values a security at its cost at the time of purchase and thereafter assumes a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. The purpose of this method of calculation is to attempt to maintain a constant net asset value per share of $1.00. No assurance can be given that this goal can be attained. If a difference of more than 1/2 of 1% occurs between valuation based on the amortized cost method and valuation based on market value, the Trustees will take steps necessary to reduce such deviation or any unfair results to shareholders, such as changing dividend policy, shortening the average maturity of the investments in the Portfolio or valuing securities on the basis of current market prices if available or, if not, at fair market value.

     NEW YORK STOCK EXCHANGE CLOSINGS. The holidays (as observed) on which the New York Stock Exchange is closed currently are: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Thanksgiving and Christmas.

               (b)  FUND REORGANIZATIONS.  Not Applicable.

               (c)  OFFERING PRICE.  Not Applicable.


ITEM 19.  TAXATION OF THE MASTER TRUST.


               The Master Trust is organized as a trust under Delaware law. Management of the Master Trust believes that the Master Trust qualified through the fiscal year ended October 31, 1998 and for future fiscal years will continue qualify as a partnership for Federal income tax purposes. As such, the Master Trust will not be subject to any income tax. However, each investor in the Master Trust will be taxable on its share (as determined in accordance with the governing instruments of the Master Trust) of the Master Trust's ordinary income and capital gain in determining its income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the "Code"), and regulations promulgated thereunder.


               The Master Trust's taxable year-end is October 31, 1999. Although the Master Trust will not be subject to Federal income tax, it will file appropriate Federal income tax returns.


               It is intended that the Master Trust's assets, income and distributions will be managed in such a way that an investor in the Master Trust will be able to satisfy the requirements of Subchapter M of the Code for qualification as a regulated investment company, assuming that the investor invested all of its investable assets in the Master Trust.

               Investors are advised to consult their own tax advisers as to the tax consequences of an investment in the Master Trust.


ITEM 20.  UNDERWRITERS.


               The exclusive placement agent for the Master Trust is American Skandia Marketing, Incorporated, which receives no compensation for serving in this capacity.


ITEM 21.  CALCULATIONS OF PERFORMANCE DATA.


               Not applicable.


ITEM 22.  FINANCIAL STATEMENTS.


               The financial statements of the Master Trust are incorporated herein by reference from the section entitled "Financial Statements" in the Feeder's Part B.

                                       C-9
                          AMERICAN SKANDIA MASTER TRUST

                            PART C. OTHER INFORMATION



ITEM 23.  EXHIBITS


        i      (a)(1) Certificate of Trust

        i      (a)(2) Agreement and Declaration of Trust

        i      (b)    By-Laws

        i      (d)(1) Form  of  Investment Management Agreement between  Registrant  and  American  Skandia  Investment  Services,
                      Incorporated for ASMT T. Rowe Price International Equity Portfolio

        i      (d)(2) Form  of Investment Management Agreement  between  Registrant  and  American  Skandia  Investment  Services,
                      Incorporated for ASMT Janus Capital Growth Portfolio

        i      (d)(3) Form  of Investment Management Agreement  between  Registrant  and  American  Skandia  Investment  Services,
                      Incorporated for ASMT INVESCO Equity Income Portfolio

        i      (d)(3) Form  of  Investment Management Agreement between Registrant and  American  Skandia  Investment  Services,
                      Incorporated for ASMT PIMCO Total Return Bond Portfolio

        i      (d)(5) Form  of  Investment Management Agreement between Registrant  and  American  Skandia  Investment  Services,
                      Incorporated for ASMT JPM Money Market Portfolio

        i      (d)(6) Form  of  Sub-advisory Agreement between American Skandia  Investment   Services,   Incorporated  and  Rowe
                      Price-Fleming International, Inc. for ASMT T. Rowe Price International Equity Portfolio

        i      (d)(7) Form of Sub-advisory  Agreement between American Skandia Investment Services, Incorporated and Janus Capital
                      Corporation for ASMT Janus Capital Growth Portfolio

        i      (d)(8) Form of Sub-advisory Agreement between American Skandia Investment Services,  Incorporated and INVESCO Trust
                      Company for ASMT INVESCO Equity Income Portfolio

               (d)(9) Amendment to Sub-advisory Agreement between American Skandia Investment Services, Incorporated, INVESCO Trust
                      Company and INVESCO Funds Group, Inc. for the ASMT INVESCO Equity Income Portfolio

        i      (d)(10)Form of Sub-advisory Agreement between American Skandia Investment Services, Incorporated  and  Pacific
                      Investment Management Company for ASMT PIMCO Total Return Bond Portfolio

        i      (d)(11)Form of Sub-advisory Agreement between American Skandia Investment Services, Incorporated and J.P. Morgan
                      Investment Management, Inc. for ASMT JPM Money Market Portfolio

        i      (e)    Placement Agency Agreement

        i      (g)(1) Form of Custody Agreement between Registrant and PNC Bank

        i      (g)(2) Form of Custody Agreement between Registrant and Morgan Stanley Trust Company

               (g)(3) Form of Amendment to Custody Agreement between Registrant and PNC Bank

               (g)(4) Form of Foreign Custody Manager Delegation Amendment

        i      (h)    Administration Services Agreement

        i      (i)(1) Form of Share Purchase Agreement between American Skandia Marketing, Incorporated and American Skandia Advisor
               Funds, Inc.

        i      (i)(2) Form of Share Purchase Agreement between American Skandia Marketing, Incorporated and Skandia Advisor Funds

     i Filed as an exhibit to the initial Registration Statement of the Master Trust, which was filed on June 4, 1997.

     ii Filed as part of Post-effective Amendment No. 6 to Registration Statement of American Skandia Advisor Funds, Inc., which was filed on February 26, 1999 and is incorporated herein by reference.


ITEM 24.  PERSONS CONTROLLED BY OR UNDER COMMON CONTROL WITH THE MASTER TRUST.


               Not applicable.


ITEM 25.  INDEMNIFICATION.

               Reference is made to Article IX of the Master Trust's Declaration of Trust filed as Exhibit 1(b) to the Master Trust's registration statement filed on June 4, 1997. The application of these provisions is limited by Article 10 of the Registrant's By-Laws filed as Exhibit 2 to the Master Trust's registration statement filed on June 4, 1997 and by the following undertaking set forth in the rules promulgated by the Securities and Exchange Commission:


        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to trustees, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a trustee, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such trustee, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in such Act and will be governed by the final adjudication of such issue.


     Reference also is made to the Placement Agency Agreement filed as Exhibit 6 to the Registrant's registration statement filed on June 4, 1997.


ITEM 26.  BUSINESS AND OTHER CONNECTIONS OF INVESTMENT ADVISER.

               See Item 6, "Management, Organization and Capital Structure of the Master Trust" in Part A and Item 15, "Investment Advisory and Other Services" in Part B regarding the business of the Investment Manager. For information as to the business, profession, vocation or employment of a substantial nature engaged in by ASISI or any of its respective officers and directors during the past two years, reference is made to Form ADV, filed with the Securities and Exchange Commission under the Investment Advisers Act of 1940 by ASISI, incorporated by reference herein (SEC File No. 801-40532).

ITEM 27.  PRINCIPAL UNDERWRITERS.

               (a)    Not applicable.

               (b) Set forth below is a list of each executive officer and director of the Placement Agent. The principal business address of each such person is One Corporate Drive, Shelton, Connecticut 06484.

                                                POSITIONS AND OFFICES
                                                   WITH THE PLACEMENT                POSITIONS AND OFFICES
NAME                                                                                      WITH REGISTRANT
                                                       AGENT

Patricia J. Abram                        Senior Vice President, National                     None
                                         Sales Manager, Variable Life
Gordon C. Boronow                        Deputy Chief Executive Officer &          Vice President & Trustee
                                         Director
Kimberly A. Bradshaw                     Vice President & National Sales                     None
                                         Manager/Qualified Plans
Robert Brinkman                          Senior Vice President, National                     None
                                         Sales Manager
Jan R. Carendi                           Chairman, Chief Executive Officer                  Trustee
                                         & Director
Kathleen A. Chapman                      Assistant Corporate Secretary                       None
Lucinda C. Ciccarello                    Vice President, Mutual Funds                        None
William F. Cordner                       Vice President, Customer Focus                      None
                                         Teams
Wade A. Dokken                           President, Deputy Chief Executive                   None
                                         Officer & Director
Ian Kennedy                              Senior Vice President, Customer                     None
                                         Service
Lawrence Kudlow                          Senior Vice President & Chief                       None
                                         Economist
N. David Kuperstock                      Vice President, Product                             None
                                         Development & Director
Thomas M. Mazzaferro                     Executive Vice President, Chief                    Trustee
                                         Financial Officer & Director
David R. Monroe                          Treasurer                                           None
Michael A. Murray                        Vice President, National Sales                      None
                                         Manager/American Skandia Advisor
                                         Funds, Inc.
Brian O'Connor                           Vice President & National Sales                     None
                                         Manager, Internal Wholesaling
M. Patricia Paez                         Director                                            None
M. Priscilla Pannell                     Corporate Secretary                                 None
Kathleen A. Pritchard                    Vice President & National Key                       None
                                         Accounts/Financial Institutions
Hayward L. Sawyer                        Senior Vice President, National                     None
                                         Sales Manager & Director
Anders O. Soderstrom                     Executive Vice President & Chief                    None
                                         Information Officer
Leslie S. Sutherland                     Vice President & National Accounts                  None
                                         Manager
Amanda C. Sutyak                         Vice President                                      None
Christian A. Thwaites                    Senior Vice President & National                    None
                                         Marketing Director
Mary Toumpas                             Vice President and Compliance                       None
                                         Director
Bayard F. Tracy                          Senior Vice President, National                     None
                                         Sales Manager & Director
Deborah G. Ullman                        Senior Vice President and Chief                     None
                                         Operating Officer, Finance and
                                         Business Operations


ITEM 28.  LOCATION OF ACCOUNTS AND RECORDS.


               Records regarding the Registrant's securities holdings are maintained at Registrant's custodians, PNC Bank, Airport Business Center, International Court 2, 200 Stevens Drive, Philadelphia, Pennsylvania 19113 and The Chase Manhattan Bank, One Pierrepont Plaza, Brooklyn, New York 11201. Certain records with respect to the Registrant's securities transactions are maintained at the offices of the various sub-advisors to the Registrant. The Registrant's corporate records are maintained at its offices at Ugland House, P.O. Box 309, South Church Street, George Town, Grand Cayman, Cayman Islands, BWI. The Registrant's financial ledgers, similar financial records and records regarding the Registrant's shareholders are maintained at the offices of its Administrator, PFPC, Inc. Ugland House, P.O. Box 309, South Church Street, George Town, Grand Cayman, Cayman Islands, BWI and 103 Bellevue Parkway, Wilmington, Delaware 19809.


ITEM 29.  MANAGEMENT SERVICES.

               Not Applicable.

ITEM 30.  UNDERTAKINGS.

               Master Trust hereby undertakes to call a meeting of interestholders for the purpose of voting upon the question of removal of a trustee or trustees when requested in writing to do so by the holders of at least 10% of the Master Trust's outstanding shares of beneficial interest and in connection with such meeting to comply with the provisions of Section 16(c) of the Investment Company Act of 1940 relating to shareholder communications.

                                   SIGNATURES

               Pursuant to the requirements of the Investment Company Act of 1940, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin and Country of Ireland, on the 27th day of February, 1998.


                                            AMERICAN SKANDIA MASTER TRUST
                                                    (Registrant)



                                             By:  /s/ Eric C. Freed
                                                   Eric C. Freed
                                                   Corporate Secretary

                                    Exhibits

                                Table of Contents

                  Exhibit Number                                       Description

                  (d)(9)                             Amendment to  Sub-advisory  Agreement  between  American  Skandia
                                                     Investment  Services,  Inc.,  INVESCO  Trust  Company and INVESCO
                                                     Funds Group, Inc. for the ASMT INVESCO Equity Income Portfolio.

                  (g)(3)                             Form of Amendment to Custody  Agreement  between  Registrant  and
                                                     PNC Bank.

                  (g)(4)                             Form of Foreign Custody Manager Delegation Amendment.
